UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 27, 2019

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SENSATA TECHNOLOGIES HOLDING PLC
(Exact name of Registrant as specified in its charter)

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ENGLAND AND WALES	001-34652	98-1386780
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Interface House, Interface Business Park
Bincknoll Lane
Royal Wootton Bassett
Swindon SN4 8SY
United Kingdom

(Address of Principal executive offices, including Zip Code)
+1 (508) 236 3800
(Registrant's telephone number, including area code)
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement.
On March 27, 2019, certain indirect, wholly owned subsidiaries of Sensata Technologies Holding plc, including Sensata Technologies B.V. (“STBV”), Sensata Technologies Finance Company, LLC (collectively with STBV, the “Borrowers”), and Sensata Technologies Intermediate Holding B.V. (“STIH”), entered into an amendment (the “Ninth Amendment”) to the credit agreement, dated as of May 12, 2011 (as amended, amended and restated, supplemented, waived, or otherwise modified prior to the Ninth Amendment, the “Credit Agreement,” and as further amended pursuant to the Ninth Amendment, the “Amended Credit Agreement”), among the Borrowers, STIH, the lenders party thereto, Morgan Stanley Senior Funding, Inc., as administrative agent, and certain other parties. The Credit Agreement provides the Borrowers with a revolving credit facility and a term loan. Unless defined herein, capitalized terms have the same meanings as defined in the Amended Credit Agreement.
Pursuant to the Ninth Amendment, among other changes to the Credit Agreement, (i) the maturity date of the revolving credit facility was extended to March 27, 2024; (ii) pounds sterling were added as an available currency for revolving credit loans and letters of credit under the revolving credit facility; (iii) the index rate spread for Eurodollar Rate and EURIBOR Loans relating to the revolving credit facility was lowered from 1.75% or 1.50% (depending on the achievement of certain senior secured net leverage ratios) to 1.50%, 1.25% or 1.00% (depending on the achievement of certain senior secured net leverage ratios); (iv) the index rate spread for Base Rate loans relating to the revolving credit facility was lowered from 0.75% or 0.50% (depending on the achievement of certain senior secured net leverage ratios) to 0.50%, 0.25% or 0.00% (depending on the achievement of certain secured net leverage ratios); (v) letter of credit fees were lowered from 1.625% or 1.375% (depending on the achievement of certain secured net leverage ratios) to 1.375%, 1.125% or 0.875% (depending on the achievement of certain senior secured net leverage ratios); (vi) revolving credit commitment fees were reduced from 0.375% or 0.25% (depending on the achievement of certain senior secured net leverage ratios) to 0.25% or 0.125% (depending on the achievement of certain senior secured net leverage ratios); and (vii) the senior secured net leverage ratio financial covenant was modified to increase the revolving credit facility utilization threshold above which such financial covenant is tested from 10% to 20%, and to delete the requirement that such financial covenant be tested (regardless of utilization) in determining whether a default exists for purposes of satisfying the conditions to borrowing or other utilization of the revolving credit facility.
The foregoing description of the Ninth Amendment is qualified in its entirety by reference to the full text of the Ninth Amendment, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
10.1
Amendment No. 9 to Credit Agreement, dated as of March 27, 2019, to the Credit Agreement, dated as of May 12, 2011, by and among Sensata Technologies B.V., Sensata Technologies Finance Company, LLC, Sensata Technologies Intermediate Holding B.V., the subsidiary guarantors party thereto, Morgan Stanley Senior Funding, Inc. and the other lenders party thereto.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENSATA TECHNOLOGIES HOLDING PLC

By: /s/ Paul Vasington
Date: April 2, 2019	Name: Paul Vasington
Title: Executive Vice President and Chief Financial Officer

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